FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            BIO-BRIDGE SCIENCE, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                20-1802936
               --------                                ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

    1211 West 22nd Street, Suite 615, Oak Brook, Il.              60523
    ------------------------------------------------              -----
       (Address of principal executive offices)                 (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so        Name of each exchange on which each class is
        registered                              to be registered
    --------------------                ----------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-121786

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
                    ----------------------------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

Bio-Bridge Science, Inc. (the "Registrant") hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No.: 333-121786), as originally filed with the Securities and Exchange Commission (the "Commission") on December 30, 2004 and subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement to be combined with the prospectus included in the Registrant's Registration Statement on Form SB-2 (File No.: 333-127313), as originally filed with the Commission on August 8, 2005, and filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.
The following exhibits are filed herewith or incorporated by reference herein as indicated below:

Number         Description
------         -----------

3.1(i)* Certificate of Incorporation of the Registrant, as currently in effect

3.1(ii)*       Bylaws of the Registrant, as currently in effect

10.3*          2004 Stock Incentive Plan


*Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form SB-2 filed on December 30, 2004, as amended (File No. 333-121786).

                                    Signature

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  August 12, 2005
                                        BIO-BRIDGE SCIENCE, INC.
                                        a Delaware corporation


                                        By: /s/ Dr. Liang Qiao
                                           ------------------------------
                                           Dr. Liang Qiao,
                                           Chief Executive Officer